EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of NVE Corporation for the registration of 1,221,487 shares of its common stock and to the incorporation by reference therein of our report dated April 25, 2003, with respect to the financial statements of NVE Corporation included in its Annual Report (Form 10-KSB) for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

                                 /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 26, 2003